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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements on Forms S-3 and S-4 and related prospectuses and in the following registration statements on Form S-8 of D.R. Horton, Inc. of our report dated November 8, 2002 with respect to the consolidated financial statements of D.R. Horton, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2002.


        Form S-3       Registration No. 333-76175
                       Registration No. 333-57388
                       Registration No. 333-84088

        Form S-4       Registration No. 333-56491
                       Registration No. 333-89344
                       Registration No. 333-73888
                       Registration No. 333-89348

        Form S-8       Registration No. 333-48874
                       Registration No. 333-83162
                       Registration No. 333-3572
                       Registration No. 333-47767
                       Registration No. 333-51473
                       Registration No. 333-72423
                       Registration No. 333-69694
                       Registration No. 333-90988
                       Registration No. 333-89346



/s/ Ernst & Young LLP

Fort Worth, Texas
December 9, 2002